UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2006

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
Item 9.01. Exhibits

SIGNATURES
EXHIBIT INDEX
EX-99.2

Item 8.01. Other Events.

On March 21, 2006, the Company completed the sale of its Canadian subsidiaries, Clear Hills Iron Ltd. and Peace River Energy Ltd. to CaNev Resources, a Canadian Corporation. The assets divested in the transaction include 32 industrial (non-energy) mineral permits covering approximately 800 square miles in northern Alberta, Canada. In consideration for the assets, GoldSpring will receive CDN$1.1 million. CDN$100,000 of the sales price will be paid in cash, and the balance will be paid through a three percent production royalty.

The Company issued a press release about the divestiture on March 22, 2006. A copy of this press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference under this Item 8.01.

Item 9.01. Exhibits.

(c) Exhibits.

Exhibit Number
99.2	Press release from GoldSpring, Inc. dated March 22, 2006 titled “GoldSpring, Inc. Completes Sale of Canadian Mineral Permits.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

Date: March 22, 2006	By:	/s/ Robert T. Faber
Robert T. Faber President and Chief Executive Officer
Title

EXHIBIT INDEX

Exhibit Number
99.2	Press release from GoldSpring, Inc. dated March 22, 2006 titled “GoldSpring, Inc. Completes Sale of Canadian Mineral Permits.”